Exhibit 4.2

ORDINARY SHARES

NUMBER

C 3157

Cimatron

CIMATRON LIMITED

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK, U.S.A

SHARES

CUSIP  M23798  10  7

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

SPECIMEN

is the Registered Holder of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NIS 0.10 EACH

of Cimatron Limited transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Articles of Association of the Corporation and all amendments thereto, to all of which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be issued under the facsimile seal of the Corporation.

Dated:

President and Chief Executive Officer

Vice Chairman of the Board of Directors

Countersigned and Registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By

Transfer Agent and Registrar

Authorized Signature